NETSTREIT REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL AND OPERATING RESULTS

– Net income of $0.03 and Adjusted Funds from Operations ("AFFO") of $0.31 Per Diluted Share for Fourth Quarter –

– Completed $119.1 Million of Gross Investment Activity at 7.2% Blended Cash Yield for Fourth Quarter –

– Reaffirms 2024 AFFO Per Share Guidance of $1.24 to $1.28 –

– Completed Forward Equity Offering in January 2024, Raising $190.8 Million of Net Proceeds –

Dallas, TX – February 14, 2024 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the fourth quarter and year ended December 31, 2023.

“We're proud of our strong execution and performance in 2023, completing $481 million of gross investment activity and growing our 2023 AFFO per diluted share by 5% from prior year. With the completion of our January forward equity offering, NETSTREIT is well capitalized to take advantage of attractive investment opportunities to deliver solid growth in 2024,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

FOURTH QUARTER AND FULL YEAR 2023 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three months and year ended December 31, 2023.

	Three Months Ended December 31,
	2023	2022	% Change
	(Unaudited)
Net Income per Diluted Share	$0.03	$0.05	(40)%
Funds from Operations per Diluted Share	$0.30	$0.26	15%
Core Funds from Operations per Diluted Share	$0.30	$0.28	7%
Adjusted Funds from Operations per Diluted Share	$0.31	$0.29	7%

	Year Ended December 31,
	2023	2022	% Change
	(Unaudited)
Net Income per Diluted Share	$0.11	$0.16	(31)%
Funds from Operations per Diluted Share	$1.18	$1.08	9%
Core Funds from Operations per Diluted Share	$1.19	$1.10	8%
Adjusted Funds from Operations per Diluted Share	$1.22	$1.16	5%

1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment and disposition activities (dollars in thousands) for the three months and year ended December 31, 2023.

	Three Months Ended December 31, 2023		Year Ended December 31, 2023
	Number of Investments	Amount	Number of Investments	Amount
Investments	57	$119,128	196	$480,519
Dispositions[1]	6	15,995	22	49,506
Net Investment Activity		$103,133		$431,013

Investment Activity
Cash Yield		7.2%		7.2%
% of ABR derived from Investment Grade Tenants		94.3%		81.4%
% of ABR derived from Investment Grade Profile Tenants		4.4%		11.8%
Weighted Average Lease Term (years)		10.9		10.7

Disposition Activity
Cash Yield[1]		7.2%		6.9%
Weighted Average Lease Term (years)		11.2		7.8

1.Includes mortgage loan payoffs.

The following table summarizes the Company's on-going development projects and estimated development costs (dollars in thousands) as of December 31, 2023.

Developments	Three Months Ended December 31, 2023
Amount Funded During the Quarter	$25,499

As of December 31, 2023
Number of Developments	24
Amount Funded to Date	$41,118
Estimated Funding Remaining on Developments	26,642
Total Estimated Development Cost	$67,760

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of December 31, 2023.

As of December 31, 2023
Number of Investments	598
ABR	$131,859
States	45
Square Feet	10,624,183
Tenants	85
Industries	26
Occupancy	100.0%
Weighted Average Lease Term (years)	9.5
Investment Grade %	70.5%
Investment Grade Profile %	14.1%

SUBSEQUENT ACTIVITY

In January 2024, the Company entered into forward sale agreements related to 11,040,000 shares of its common stock at a public offering price of $18.00 per share. The Company will have until January 9, 2025 to settle the forward sale agreements. The following table summarizes the Company's forward equity offering (dollars in thousands, except per share data).

January 2024 Forward Equity Offering	As of February 14, 2024
Shares Unsettled	11,040,000
Price Per Share (Gross)	$18.00
Net Value of Unsettled Forward Equity	$190,771

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, balance sheet, liquidity, ATM issuances, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of and for December 31, 2023.

Leverage	As of December 31, 2023
Net Debt / Annualized Adjusted EBITDAre	5.0x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.1x
Proforma Adjusted Net Debt / Annualized Adjusted EBITAre[1]	2.5x

Liquidity
Unused Unsecured Revolver Capacity	$319,850
Cash, Cash Equivalents and Restricted Cash	29,929
Net Value of Unsettled Forward Equity from 2023 ATM Issuance[2]	98,594
Remaining Available Principal of 2029 Term Loan[3]	100,000
Total Liquidity	$548,373
Net Value of Unsettled Forward Equity from January 2024 Follow-On	190,771
Total Proforma Liquidity	$739,144

ATM Program
Shares Issued During Quarter	4,478,539
Weighted Average Price Per Share (Gross)	$17.27
Net Proceeds	$76,667

2023 ATM Program Initial Capacity	$300,000
ATM Capacity Remaining as of December 31, 2023	$222,677

Unsettled Forward Equity
Shares Unsettled as of December 31, 2023	5,983,711
Weighted Average Price Per Share (Net)	$16.48
Net Value of Unsettled Forward Equity from 2023 ATM Issuance[2]	$98,594

1.Adjusted to include the net value of unsettled shares from the January 2024 follow-on offering.
2.Reflects 5,983,711 of unsettled forward equity shares under the ATM program at the December 31, 2023 available net settlement price of $16.48.
3.All-in fixed rate of 4.99% consists of the fixed rate SOFR swap of 3.74% on $250.0 million of notional value, plus a credit spread adjustment of 0.10% and a borrowing spread of 1.15%.

DIVIDEND

On February 13, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.205 per share for the first quarter of 2024. On an annualized basis, the dividend of $0.82 per share of common stock represents an increase of $0.02 per share over the prior year annualized dividend. The dividend will be paid on March 28, 2024 to shareholders of record on March 15, 2024.

2024 GUIDANCE

The Company is reaffirming its initial full year 2024 AFFO per share guidance in the range of $1.24 to $1.28. The Company also expects cash G&A to be in the range of $13.5 million to $14.5 million (exclusive of transaction costs and severance payments).

The Company's 2024 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Thursday, February 15, 2024 at 12:00 PM ET. During the conference call the Company’s officers will review fourth quarter and full year 2023 performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least 15 minutes prior to the scheduled start time to register, as well as download and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until February 22, 2024, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13743515.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI Estimated Run Rate, Total Property-Level Cash NOI Estimated Run Rate, Net Debt and Adjusted Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, trends in our business, including trends in the market for single-tenant, retail commercial real estate and our 2024 guidance. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	December 31,
	2023	2022
Assets
Real estate, at cost:
Land	$460,896	$401,146
Buildings and improvements	1,149,809	907,084
Total real estate, at cost	1,610,705	1,308,230
Less accumulated depreciation	(101,210)	(62,526)
Property under development	29,198	16,796
Real estate held for investment, net	1,538,693	1,262,500
Assets held for sale	52,451	23,208
Mortgage loans receivable, net	114,472	46,378
Cash, cash equivalents and restricted cash	29,929	70,543
Lease intangible assets, net	161,354	151,006
Other assets, net	49,337	52,057
Total assets	$1,946,236	$1,605,692
Liabilities and equity
Liabilities:
Term loans, net	$521,912	$373,296
Revolving credit facility	80,000	113,000
Mortgage note payable, net	7,883	7,896
Lease intangible liabilities, net	25,353	30,131
Liabilities related to assets held for sale	1,158	406
Accounts payable, accrued expenses and other liabilities	36,498	22,540
Total liabilities	672,804	547,269
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 73,207,080 and 58,031,879 shares issued and outstanding as of December 31, 2023 and 2022, respectively	732	580
Additional paid-in capital	1,367,505	1,091,514
Distributions in excess of retained earnings	(112,276)	(66,937)
Accumulated other comprehensive income	8,943	23,673
Total stockholders’ equity	1,264,904	1,048,830
Noncontrolling interests	8,528	9,593
Total equity	1,273,432	1,058,423
Total liabilities and equity	$1,946,236	$1,605,692

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2023	2022	2021
Revenues
Rental revenue (including reimbursable)	$123,967	$93,934	$59,140
Interest income on loans receivable	7,388	2,345	—
Other revenue	550	—	—
Total revenues	131,905	96,279	59,140
Operating expenses
Property	16,413	11,695	5,803
General and administrative	20,176	19,053	14,810
Depreciation and amortization	63,677	50,075	30,807
Provisions for impairment	7,083	1,114	3,539
Transaction costs	456	839	700
Total operating expenses	107,805	82,776	55,659
Other income (expense)
Interest expense, net	(19,058)	(9,181)	(3,700)
Gain on sales of real estate, net	1,175	4,148	2,997
Loss on debt extinguishment	(128)	—	—
Other income, net	752	131	431
Total other income (expense), net	(17,259)	(4,902)	(272)
Net income before income taxes	6,841	8,601	3,209
Income tax benefit (expense)	49	(396)	(59)
Net income	6,890	8,205	3,150
Net income attributable to noncontrolling interests	53	88	104
Net income attributable to common stockholders	$6,837	$8,117	$3,046
Amounts available to common stockholders per common share:
Basic	$0.11	$0.16	$0.08
Diluted	$0.11	$0.16	$0.08
Weighted average common shares:
Basic	63,922,973	49,517,977	36,999,459
Diluted	64,665,439	50,431,822	38,672,565

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(in thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2023	2022
Net income	$6,890	$8,205
Depreciation and amortization of real estate	63,379	49,498
Provisions for impairment	7,083	1,114
Gain on sales of real estate, net	(1,175)	(4,148)
FFO	76,177	54,669
Adjustments:
Non-recurring executive transition costs, severance and related charges	362	848
Loss on debt extinguishment and other related costs	223	—
Gain on insurance proceeds	(78)	(126)
Core FFO	76,684	55,391
Adjustments:
Straight-line rent adjustments	(1,163)	(1,286)
Amortization of deferred financing costs	1,730	862
Amortization of above/below-market assumed debt	114	29
Amortization of loan origination costs	163	88
Amortization of lease-related intangibles	(611)	(889)
Earned development interest	515	—
Capitalized interest expense	(1,060)	(452)
Non-cash interest expense	(2,124)	—
Non-cash compensation expense	4,822	4,774
AFFO	$79,070	$58,517

Weighted average common shares outstanding, basic	63,922,973	49,517,977
Weighted average operating partnership units outstanding	501,751	526,859
Weighted average dilutive securities	165,420	248,602
Weighted average unsettled shares under forwards	75,295	138,384
Weighted average common shares outstanding, diluted	64,665,439	50,431,822

FFO per common share, diluted	$1.18	$1.08
Core FFO per common share, diluted	$1.19	$1.10
AFFO per common share, diluted	$1.22	$1.16

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2023		2022
Net income	$1,962		$2,810
Depreciation and amortization of real estate	17,000		13,797
Amortization of lease-related intangibles	(93)		(246)
Non-real estate depreciation and amortization	78		141
Interest expense, net	5,646		3,473
Income tax expense	10		41
Amortization of loan origination costs	80		28
EBITDA	24,683		20,044
Adjustments:
Provisions for impairment	2,709		—
Gain on sales of real estate, net	(506)		(1,986)
EBITDAre	26,886		18,058
Adjustments:
Straight-line rent adjustments	(456)		(142)
Non-recurring executive transition costs, severance and related charges	86		848
Gain on insurance proceeds	(31)		(90)
Non-cash compensation expense	1,264		1,128
Adjustment for construction in process (1)	719		315
Adjustment for intraquarter investment activities (2)	820		1,334
Adjusted EBITDAre	$29,288		$21,451
Annualized Adjusted EBITDAre (3)	$117,152

Net Debt	As of December 31, 2023
Principal amount of total debt	$613,361
Less: Cash, cash equivalents and restricted cash	(29,929)
Net Debt	583,432
Less: Net value of unsettled forward equity from 2023 ATM issuance (4)	(98,594)
Adjusted Net Debt	$484,838
Less: Net value of unsettled forward equity from January 2024 offering (5)	(190,771)
Proforma Adjusted Net Debt	$294,067

Leverage
Net debt / Annualized Adjusted EBITDAre	5.0	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.1	x
Proforma Adjusted Net Debt / Annualized Adjusted EBITDAre	2.5	x

(1) Adjustment reflects the estimated cash yield on developments in process as of December 31, 2023.
(2) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments and interest earning loan activity completed during the three months ended December 31, 2023 and 2022 had occurred on October 1, 2023 and 2022, respectively.
(3) We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
(4) There were 5,983,711 of unsettled forward equity shares under the ATM program at the December 31, 2023 available net settlement price of $16.48.
(5) Reflects 11,040,000 of unsettled shares from the January 2024 offering.

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NOI AND CASH NOI
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$1,962	$2,810	$6,890	$8,205
General and administrative	4,876	5,444	20,176	19,053
Depreciation and amortization	17,078	13,938	63,677	50,075
Provisions for impairment	2,709	—	7,083	1,114
Transaction costs	189	135	456	839
Interest expense, net	5,646	3,473	19,058	9,181
Gain on sales of real estate, net	(506)	(1,986)	(1,175)	(4,148)
Income tax expense	10	41	(49)	396
Loss on debt extinguishment	—	—	128	—
Interest income on mortgage loans receivable	(2,243)	(674)	(7,388)	(2,345)
Lease termination fees	—	—	(550)	—
Other income, net	(166)	(95)	(752)	(131)
Property-Level NOI	29,555	23,086	107,554	82,239
Straight-line rent adjustments	(456)	(142)	(1,163)	(1,286)
Amortization of lease-related intangibles	(93)	(246)	(611)	(889)
Property-Level Cash NOI	$29,006	$22,698	$105,780	$80,064
Adjustment for intraquarter acquisitions, dispositions and completed development (1)	705
Property-Level Cash NOI Estimated Run Rate	29,711
Interest income on mortgage loans receivable	2,243
Adjustments for intraquarter mortgage loan activity (2)	115
Total Cash NOI - Estimated Run Rate	$32,069

(1) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended December 31, 2023, had occurred on October 1, 2023.
(2) Adjustment assumes all loan activity completed during the three months ended December 31, 2023, had occurred on October 1, 2023.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, gain on insurance proceeds, and loss on debt extinguishments and other related costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, loss on debt extinguishment and other related costs, gain on insurance proceeds, other non-recurring expenses (income), lease termination fees, adjustment for construction in process, and adjustment for intraquarter activities. Beginning in the quarter ended June 30, 2023, we modified our definition of Adjusted EBITDAre to include adjustments for construction in process and intraquarter investment activities. Prior periods have been recast to reflect this new definition.

Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt and Adjusted Net Debt

We calculate our Net Debt as our principal amount of total debt outstanding excluding deferred financing costs, net discounts and debt issuance costs less cash, cash equivalents and restricted cash available for future investment. We believe excluding cash, cash equivalents and restricted cash available for future investment from our principal amount, all of which could be used to repay debt, provides an estimate on the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysis.

We further adjust Net Debt by the net value of unsettled forward equity as of period end to derive Adjusted Net Debt.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, loss on debt extinguishment, lease termination fees, and other income (or expense). We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions and completed developments to derive Property-Level Cash NOI - Estimated Run Rate. We further adjust Property-Level Cash NOI - Estimated Run Rate for interest income on mortgage loans receivable and intraquarter mortgage loan activity to derive Total Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent as of December 31, 2023, for all leases that commenced and annualized cash interest on mortgage loans receivable in place as of that date.

Cash Yield is the annualized base rent contractually due from acquired properties, interest income from mortgage loans receivable, and completed developments, divided by the gross investment amount, or gross proceeds in the case of dispositions.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of economically occupied properties divided by the total number of properties owned, excluding mortgage loans receivable and properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.